                                                                     EXHIBIT 5.1


                      SATTERLEE STEPHENS BURKE & BURKE LLP
                                 230 PARK AVENUE
                             NEW YORK, NY 10169-0079
                                 (212) 818-9200


                                                         FAX (212) 818-9606,9607
                                                                    www.ssbb.com


                                                                 August 23, 2001

CanArgo Energy Corporation
c/o CanArgo Services (UK) Limited
150 Buckingham Palace Road
London, England SW1W 9TR

       RE: CANARGO ENERGY CORPORATION; AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-1 (AS ORIGINALLY FILED WITH THE SECURITIES EXCHANGE COMMISSION ON AUGUST 17, 2001; REGISTRATION NO. 333-67814)

Gentlemen:

            We have acted as special counsel to CanArgo Energy Corporation, a Delaware corporation (the "Company"), in connection with the public offering of 17,600,890 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock") consisting of (i) 16,057,765 shares of Common Stock issued in a private placement in transactions intended to qualify for an exemption from registration under the Securities Act of 1933, as amended (the "Act") afforded by Regulation S promulgated thereunder by the Commission, and
(ii) 1,543,125 shares of Common Stock issued in a private placement in transactions intended to qualify for an exemption from registration under the Act afforded by Section 4(2) of the Act, by certain selling stockholders (the "Selling Stockholders") identified in the Prospectus ("Prospectus") included in the Amendment No. 1 to Registration Statement on Form S-1, Registration Number 333-67814 (the "Registration Statement") originally filed with the Securities and Exchange Commission (the "SEC") on August 17, 2001 by the Company pursuant to the Act. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

            We have examined the Company's Certificate of Incorporation and By-Laws, both as amended to the date hereof; certain corporate resolutions made available to us by officers of the Company which have been certified to us as being in full force and effect having been duly adopted by the Company's Board of Directors; an executed copy of the Registration Statement, the prospectus included therein and all schedules and Exhibits thereto in the form filed with the SEC; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of such examination, we have assumed the genuineness of all signatures, the legal capacity and authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies. As to certain factual matters, we have relied, without investigation, upon certificates of officers of the Company who we believe to be reliable, and upon certificates, telegrams and other documents from, and oral conversations with, public officials.

            Based upon the foregoing and subject to the qualifications, limitations and assumptions herein set forth, we are of the opinion that the Shares have been duly and validly authorized, legally issued and are fully paid and non-assessable with no personal liability attaching to ownership thereof.

            We are a New York law firm and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America to the extent specifically referred to herein.

            We understand that this opinion is to be filed as an Exhibit to the Registration Statement. We consent to such filing and to the use of our name in the Prospectus included therein under the caption "Legal Matters."

                                        Very truly yours,



                                        /s/ Satterlee Stephens Burke & Burke LLP